Exhibit 99.01
To: All Employees
Email Subject Line: Investing in our future
Date: July 10, 2024

Hi team,

As I’ve shared many times, the era of AI is one of the most significant technology shifts of our lifetime. This is truly an extraordinary time - AI is igniting global innovation at an incredible pace, transforming every industry and company in ways that were unimaginable just a few years ago. Companies that aren’t prepared to take advantage of this AI revolution will fall behind and, over time, will no longer exist.

Intuit is at a critical moment in our history. For over 40 years, we’ve had a successful track record of self-disruption and reinvention, transforming through multiple technological shifts. We were early to bet on and invest in AI, building one of the largest AI-driven expert platforms to fuel the success of consumers, small and mid-market businesses, and important partners like accountants, financial institutions, and marketing agencies who rely on us daily to prosper. With the introduction of GenAI, we are now delivering even more compelling customer experiences, increasing monetization potential, and driving efficiencies in how the work gets done within Intuit. But it’s just the beginning of the AI revolution.

Intuit is in a position of strength; we have the strategy and momentum that we need to succeed. To fulfill our mission to power the prosperity of our customers around the world and strengthen our leadership position, we must accelerate our innovation and investments in the areas that are most important to our future success. With this context, I am sharing some very difficult decisions my leadership team and I have made to ensure we are able to increase investment in these key growth areas. Today we will be communicating to approximately 1,800 employees, which is 10% of our workforce, that they will be leaving Intuit. These are extremely painful decisions for me and my team because we deeply understand the impact these decisions have on our friends and colleagues who will be leaving. We are very grateful for the great work they have done and the amazing contributions they have made while at Intuit.

We do not do layoffs to cut costs, and that remains true in this case. The changes we are making today enable us to allocate additional investments to our most critical areas to support our customers and drive growth as detailed below. This includes reinvesting in the necessary skills and capabilities to support these areas, and, as such, we will hire approximately 1,800 new people primarily in engineering, product, and customer facing roles such as sales, customer success, and marketing. In context of the actions we are taking today, we expect our overall headcount to grow in FY25 and beyond.

Accelerating investments in the areas that matter most
We will accelerate our investments and hiring in the following areas to support growth, aligned to our company strategy and Big Bets:

•Revolutionize Speed to Benefit (Big Bet 1): Our GenAI-powered financial assistant, Intuit Assist, coupled with our network of experts, allows us to deliver delightful “done-for-you” experiences with a gateway to human expertise. To deliver these capabilities, we will accelerate investing in data and AI, leveraging GenOS to reimagine our products from traditional workflows to AI-native experiences that eliminate work, save time, and put more money in our customers’ pockets. We are accelerating our hiring of top engineering talent across the technology ecosystem to support these investments.

•Connecting People to Experts (Big Bet 2): Our AI-driven expert platform is a game-changer for Intuit. No other company can deliver a digital platform with embedded AI-powered human expertise at our scale to serve the financial needs of consumers, small and mid-market businesses, and partners. We are increasing investments in data and AI to more effectively leverage accurate and complete data to do the work for our customers and match customers to the “right” experts in real-time to provide the specific, personalized assistance to fuel their success. To advance this area, we are hiring additional talent to bolster our expert network teams that are augmented by AI to assist our customers and we are investing in hiring marketing talent with deep expertise in digital services.

•Accelerating Money Solutions: We’ve successfully built a fintech platform that enables our customers to manage their money end-to-end and to improve cash flow. This is an important driver to improving the success rate of our small and mid-market customers. We are accelerating our investment to deliver best-in-class, seamless payments, capital, banking, bill pay, and invoicing solutions across several geographies. We are hiring additional experienced fintech talent in engineering, design, risk, and customer success.

•Disrupting the Mid-Market (Big Bet 5): We continue to have a massive opportunity to fuel mid-market customers’ success with our offerings, building a significant growth engine for Intuit. Our vision is to be an AI-driven expert platform for mid-market customers, delivering industry-specific experiences to fuel their success as the complexity of their business grows. We are accelerating investments to serve these customers on our platform, such as more sophisticated accounting and reporting capabilities, money solutions, human capital management, and customer acquisition solutions with Mailchimp, all assisted by AI-powered human experts. To achieve this goal, we are accelerating hiring talent with deep mid-market customer experience in product, account management, marketing, sales, and customer success.

•Accelerating International Growth: International continues to be a significant opportunity for us. Bringing QuickBooks and Mailchimp together to create one growth platform around the world, where we have product market fit, including in Canada, UK, and Australia, is important to driving our success. We are investing in expanding our AI-driven expert platform in these markets and leveraging Mailchimp’s international footprint to lead our expansion in Europe and “rest of world.” This investment will enable us to offer a greater set of our ecosystem of services to customers in international markets, and we remain committed to our international hubs in London, Toronto, and Sydney. We are hiring talent with international experience, including in product, engineering, and go-to-market skills to accelerate our progress in this area.

Taking care of our people
It is never easy to say goodbye to our colleagues and friends and we are committed to treating everyone who has been impacted by these changes with the compassion and respect they deserve.

Let me first start with who is impacted by these decisions:
•We’ve significantly raised the bar on our expectations of employee performance, resulting in approximately 1,050 employees leaving the company who are not meeting expectations and who we believe will be more successful outside of Intuit.
•To continue increasing our velocity of decision making and empowering our employees to deliver for our customers, we are reducing the number of executives (director and above) by approximately 10%, expanding certain executive roles and responsibilities.
•We are also consolidating 80 technology roles to sites where we are strategically growing our technology teams and capabilities, including Atlanta, Bangalore, New York, Tel Aviv, and Toronto, aligned to Intuit’s site strategy. This strategy allows us to better align these resources with the product and technology teams that are accountable for end-to-end ownership of discrete technology capabilities and critical customer problems. Related to this strategy, we have made the decision to close two of our sites in Edmonton and Boise, where we have over 250 employees, with a certain number of employees relocating to other sites within Intuit or leaving the company.
•We are also eliminating more than 300 roles across the company to streamline work and reallocate resources toward key growth areas.

To support everyone leaving, we are providing generous support, including:
•Financial: All US employees will receive a package that includes a minimum of 16 weeks of pay, plus two additional weeks for every year of service. All employees in the US will have 60 days before they leave the company with a last day of September 9, 2024. Employees outside the US will receive similar support, taking into account local requirements. This timing allows everyone leaving to reach their July vesting date for restricted stock units (RSUs) and the July 31 eligibility date for annual IPI bonuses. Those not on an IPI plan will be able to reach the eligibility date for July or Q4 incentives.
•Health care: We will provide at least six months of health insurance coverage. Everyone leaving will also have access to the Employee Assistance Program to help with mental health support during the transition period.
•Career: Each impacted employee will have access to career transition and job placement services. Services include resume development, interviewing techniques, and recruiting and job search help.

•Immigration: For those that need immigration support, the extended transition period will allow individuals on visas extra time to look for other roles. Intuit will also provide access to external immigration experts for advice and support at no cost.

Moving forward together
By 9:00 AM PT today, all employees impacted by these changes will receive a calendar invitation from their manager titled "Leaving Intuit Discussion”. Those who do not receive an Outlook invitation by 9:00 AM PT can assume they are not impacted and we ask that you support your colleagues as they process this news.

Today is an incredibly difficult day and our hearts go out to all of you who are leaving Intuit. We sincerely thank you for all you have done for the company. We know you will continue to make a significant impact and achieve great success in your next chapter.

With the strength of our people, culture, and mission, we are positioned to take advantage of this AI revolution and revolutionize our customers’ experiences to deliver undisputed benefits in ways that we could never imagine. Today is “Day 1”. Together, we will focus on the future and all the possibilities to power prosperity around the world.

I will be hosting a Town Hall on Tuesday, July 16 at 9:00 AM PT to answer your questions.
Please take good care of yourself and each other.

Sasan

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